UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     October 28, 2014

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 28, 2014, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) entered into a change in control employment agreement (“CIC Agreement”) with each of the following executive officers of Seacoast and its wholly-owned subsidiary Seacoast National Bank (“SNB”): Daniel Chappell, Chief Human Resources Officer of SNB; Charles Cross, Commercial Banking Executive for SNB; David Houdeshell, Chief Credit Officer of the Company and SNB; Jeffery D. Lee, Marketing/Digital Bank Executive for SNB; and Charles Shaffer, Retail Banking Executive for the SNB.

Each CIC Agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control must occur during the period (the “Change in Control Period”) to trigger the agreement. The CIC agreement provides that, once a change in control has occurred, the executive subject to the contract (the “Executive”) and the Company agree to continue, for the Change in Control Period, the Executive’s employment in the same position as held in the 120-day period prior to the change in control. If the Executive is terminated for “cause” or resigns “without good reason,” as defined in the agreement, the Executive will receive payment of his base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (collectively, the “Accrued Obligations”). If the Executive resigns for “good reason” or is terminated “without cause,” or resigns for any reason during a 30-day period specified in the contract, the Executive will receive: 1) the Accrued Obligations; and 2) a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Executive’s date of termination and the denominator of which is 365); 3) an amount equal to what the Executive’s annual base salary plus Highest Bonus would have been over the Change in Control Period; and 4) health and other welfare benefits for the duration of the Change in Control Period. In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination. The form of the CIC Agreement used for each Executive is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Executive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: November 3, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change of Control Employment Agreement between Seacoast Banking Corporation of Florida and Executive